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[WHITEHALL JEWELLERS, INC. LOGO]            NEWS RELEASE

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                                            For:       Whitehall Jewellers, Inc.
                                            Contacts:  John R. Desjardins
FOR IMMEDIATE RELEASE                                  Executive Vice President
---------------------                                  312-762-9751



    WHITEHALL JEWELLERS, INC. ANNOUNCES FIRST QUARTER SALES OF $69.1 MILLION

         Chicago, Illinois, May 8, 2003 -- Whitehall Jewellers, Inc. (NYSE: JWL) today announced sales for the first quarter ended April 30, 2003 were $69.1 million, an 7.4% decrease compared to $74.6 million for the first quarter of last year. Comparable store sales decreased 8.7% during the quarter, versus a comparable store sales increase of 4.9% for the first fiscal quarter of 2002.

         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "The first quarter began with a very slight sales decrease for Valentine's Day. Unfortunately, it appears the last part of February and, in particular, all of March were significantly impacted by the war in Iraq. Indeed, sales in March were down by somewhat more than 20%. As the war ended sales improved and we were pleased with April sales which were down very slightly."

         Mr. Patinkin continued, "We are now in the process of implementing a number of sales focused initiatives, all of which will be in place by Christmas of this year. We are also pleased with our new store performance, with new stores performing ahead of plan."

         The Company plans to release earnings for the quarter ended April 30, 2003 on Wednesday, May 28, 2003. Following the release, the Company will host a conference call at 9:00 AM EDT that will be broadcast live over the Internet at http://www.whitehalljewellers.com. To participate in the call, please dial 1-877-888-7019 approximately 10 minutes before the scheduled time to be connected to the call. Please call Susan Weber at 312-762-0292 to reserve a space on the call.


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 385 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this report: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) our ability to execute our business strategy and the related effects on comparable store sales and other results; (3) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (4) the high degree of fourth quarter seasonality of our business; (5) the extent and success of our marketing and promotional programs; (6) personnel costs and the extent to which we are able to retain and attract key personnel; (7) the effects of competition; (8) the availability and cost of consumer credit; (9) relationships with suppliers; (10) our ability to maintain adequate information systems capacity and infrastructure; (11) our leverage and cost of funds and changes in interest rates that may increase such costs; (12) our ability to maintain adequate loss prevention measures; (13) fluctuations in raw material prices, including diamond, gem and gold prices;
(14) the extent and results of our E-commerce strategies and those of others;
(15) regulation affecting the industry generally, including regulation of marketing practices; (16) the successful integration of acquired locations and assets into our existing operations; and (17) the risk factors identified from time to time in our filings with the Securities and Exchange Commission.


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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com